UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2014

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) The Audit Committee (the "Audit Committee") of the Board of Directors of UGI Corporation (the "Company") conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2015. On August 6, 2014, the Audit Committee approved the engagement of Ernst & Young LLP ("EY") as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2015 and the dismissal of PricewaterhouseCoopers LLP ("PwC"). The dismissal of PwC will become effective upon the issuance by PwC of its reports on the Company’s consolidated financial statements as of and for the fiscal year ending September 30, 2014 and the effectiveness of internal control over financial reporting as of September 30, 2014 for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2014.

PwC’s audit reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended September 30, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended September 30, 2013 and 2012, and in the subsequent interim period through August 6, 2014, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

During the two most recent fiscal years ended September 30, 2013 and 2012, and in the subsequent interim period through August 6, 2014, there was the following "reportable event" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). The Company disclosed in its Form 10-K for the year ended September 30, 2013 (the "2013 10-K") that its internal control over financial reporting was not effective as of September 30, 2013 due to the existence of a material weakness related to the accounting for commodity derivative instruments. Specifically, controls were not designed effectively to provide reasonable assurance that commodity derivative instruments were accounted for in accordance with generally accepted accounting principles in the United States. The material weakness resulted in errors in the recording of certain commodity derivative transactions as cash flow hedges. As a result of the error, the Company misstated other comprehensive income, non-utility revenues and non-utility cost of sales, requiring the Company to restate its financial statements for the fiscal quarters ended March 31, 2013, June 30, 2012 and December 31, 2011 and revise its financial statements for the fiscal years ended September 30, 2012 and 2011 and the quarters ended June 30, 2013, December 31, 2012, and March 31, 2012.

Other than as disclosed above, there were no reportable events during the fiscal years ended September 30, 2013 and 2012 and the subsequent interim period through August 6, 2014. The Audit Committee discussed the subject matter of the reportable event with PwC. The Company has authorized PwC to respond fully and without limitation to all requests of EY concerning all matters related to the periods audited by PwC, including with respect to the subject matter of the reportable event.

The Company provided PwC with a copy of this Current Report on Form 8-K, and requested that PwC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether PwC agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree. The Company has received the requested letter from PwC, and a copy of PwC’s letter dated August 11, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) During the Company’s two most recent fiscal years ended September 30, 2013 and 2012 and subsequent interim period through August 6, 2014, neither the Company nor anyone on its behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter of PricewaterhouseCoopers LLP, dated August 11, 2014, regarding change in independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

August 12, 2014	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated August 11, 2014, regarding change in independent registered public accounting firm.